SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                      _______________________

                             FORM 8-K


                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934



                 Date of Report: October 24, 1997


                          ShoLodge, Inc.
      (Exact name of registrant as specified in its charter)


                             Tennessee
                  (State or other jurisdiction of
                  incorporation or organization)

            0-19840                          62-1015641
   (Commission File Number)        (I.R.S. Employer Identification
                                               Number)

                       130 Maple Drive North
                        Hendersonville, TN
             (Address of principal executive offices)

                               37075
                            (Zip Code)

                           615-264-8000
                  (Registrant's telephone number)

ITEM 5 - OTHER EVENTS.

          On October 24, 1997, ShoLodge, Inc. and various subsidiaries entered into agreements to sell 14 Sumner Suites hotels to Hospitality Properties Trust for an aggregate purchase price of $140 million and to leaseback the properties pursuant to lease agreements to be executed at closing. The press release issued by ShoLodge, Inc. is filed herewith as an exhibit.

  ITEM  7 - FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL  INFORMATION  AND
EXHIBITS.

          The following exhibits are being filed herewith:

          10.1.Purchase and Sale Agreement by and between ShoLodge, Inc. And Certain of its Affiliates, as Sellers, and Hospitality Properties Trust, as Purchaser, dated October 24, 1997.

          10.2 Agreement to Lease between Hospitality Properties Trust and ShoLodge, Inc. dated October 24, 1997

          10.3 Form of Lease Agreement to be entered into between certain Affiliates of ShoLodge, Inc., as Tenant, and Hospitality Properties Trust, as Landlord.

          10.4 Form of Security Agreement to be entered into between certain Affiliates of ShoLodge, Inc., as Tenant, and Hospitality Properties Trust, as Secured Party.

          10.5 Form of Assignment and Security Agreement to be entered into between certain Affiliates of ShoLodge, Inc., as Assignor, and Hospitality Properties Trust, as Assignee.

          10.6 Form of Stock Pledge Agreement to be entered into between ShoLodge, Inc., as Pledgor, and Hospitality Properties Trust, as Secured Party.

          10.7 Form of Limited Guaranty Agreement to be entered into by ShoLodge, Inc., as Guarantor, for the benefit of Hospitality Properties Trust.

          99.1.Press release issued by ShoLodge, Inc. on October 27, 1997.

                            Signatures


          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SHOLODGE, INC.

Date: October 27, 1997        By : /s/ Michael Corbett
                                         Michael Corbett
                                         Chief Financial Officer